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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-174157, No. 333-181180 and No. 333-187471) of Boingo Wireless, Inc. of our report dated March 17, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 17, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm